Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-137691
333-137691-01
333-137691-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 29, 2006)

LaSalle Funding LLC

US$ 2,500,000,000 LaSalleNotes® fully and unconditionally guaranteed by ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

We, LaSalle Funding LLC, may offer from time to time medium-term notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

•	The notes will mature nine months or more from the date of issue.	•	The notes will be fully and unconditionally guaranteed, jointly and severally, by ABN AMRO Holding N.V. and ABN AMRO Bank N.V.
•	The notes will bear interest at either a fixed rate or a floating rate
	that varies during the lifetime of the relevant notes, which, in either	•	The notes will be held by The Depository Trust Company, unless the
	case, may be zero. Floating rates will be based on rates or indices		pricing supplement provides otherwise.
specified in the applicable pricing supplement.
		•	The notes will be issued in minimum denominations of $1,000 and
•	The notes will pay interest, if any, on the dates stated in the		integral multiples or $1,000, unless the pricing supplement provides
	applicable pricing supplement.		otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

•	The notes may be optionally or mandatorily exchangeable for the	•	Payments on the notes may be linked to one or more securities,
	cash value of securities of an entity that is not affiliated with us, or	currencies, commodities, other financial, economic or other
	for the cash value of a basket or index of those securities.	measures or instruments and/or indices or baskets of any of these items.
•	The notes may be either callable by us or puttable by you.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4.

These securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The agents listed below have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

LaSalle Financial Services, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

LaSalle Financial Services, Inc.
A.G. Edwards
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Charles Schwab & Co. Inc.
Citigroup
Edward D. Jones & Co., L.P.
Fidelity Capital Markets Services, a division of National Financial Services LLC
Merrill Lynch & Co.
Morgan Stanley
Northern Trust
Raymond James
RBC Capital Markets
UBS Securities LLC
Wachovia Securities

September 29, 2006

i

ABOUT THIS PROSPECTUS SUPPLEMENT

     We may offer from time to time the notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as LaSalleNotes®. We refer to the offering of the LaSalleNotes® as our “LaSalleNotes® program”.

     As used in this prospectus supplement, “LaSalle Funding,” “we,” “us,” and “our” refer to LaSalle Funding LLC, “Holding” refers to ABN AMRO Holding N.V., “Bank” refers to ABN AMRO Bank N.V. and “you” or “holders” refer to the investors in the notes.

     This prospectus supplement sets forth certain terms of the notes that LaSalle Funding may offer and supplements the prospectus that is attached to the back of this prospectus supplement.

     Each time LaSalle Funding offers notes, it will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes LaSalle Funding is offering and the terms of the offering and it may modify or replace information contained in this prospectus supplement or the accompanying prospectus.

     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find Additional Information” in the accompanying prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

     The notes may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer).

     The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

SUMMARY OF PROSPECTUS SUPPLEMENT

     You should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement.

Issuer	LaSalle Funding LLC

Guarantors	The notes will be fully guaranteed, jointly and severally, on a senior basis by ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

Purchasing Agent	LaSalle Financial Services, Inc., an affiliate of ours.

Title	LaSalleNotes®, which we refer to as the notes.

Aggregate Principal Amount	$2,500,000,000

Denomination	Unless otherwise specified in the applicable pricing supplement, the authorized denominations of the notes will be $1,000 and integral multiples of $1,000.

Ranking	The notes will be senior notes, ranking equally with all of LaSalle Funding’s and, with respect to the guarantee, Bank’s and Holding’s respective other unsecured, unsubordinated debt. The notes will not be secured by any collateral.

Maturities	The notes will mature nine months or more from the date of issue, as specified in the applicable pricing supplement.

Interest	•	Each note will bear interest from the issue date at one or more fixed rates, which will be zero in the case of a zero-coupon note, or at a floating rate.
	•	The floating interest rate, which may be subject to a maximum and/or a minimum, may be based on one or more of the following rates or indices plus or minus a spread and/or multiplied by a spread multiplier:
		—	CMS Rate
		—	CMT Rate
		—	Consumer Price Index
		—	Federal Funds Rate
		—	LIBOR
		—	Prime Rate
		—	Treasury Rate
		—	Any other base rate or interest rate formula as may be specified in the applicable pricing supplement
	•	LaSalle Funding may pay interest on each note, other than a zero- coupon note, on either monthly, quarterly, semi-annual or annual interest payment dates and at maturity.
	•	Unless otherwise specified in the applicable pricing supplement, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Inflation Protection	The notes may be issued with an inflation protection feature which would adjust the principal amount of the notes on which interest is calculated. Any increase in the inflation adjusted base in excess of the principal amount will be paid as interest at maturity.

Indexed Notes	The principal amount payable at maturity and/or the amount of interest payable on an interest payment date may be indexed to one or more securities, currencies, commodities, other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or indices or baskets of any of these items.

Principal Payable at Maturity	The principal amount of the notes will be payable on the maturity date of such notes at the corporate trust office of the trustee.

Redemption and Repayment	Unless otherwise provided in the applicable pricing supplement:

—	the notes may not be redeemed by LaSalle Funding or at the option of the holder prior to maturity; and
—	the notes will not be subject to any sinking fund.

The pricing supplement relating to any note will indicate whether the holder of such note will have the right to require LaSalle Funding to repay a note prior to maturity upon the death of the owner of such note.

Form of Notes	The notes will be represented by book-entry securities deposited with or on behalf of the depositary, The Depository Trust Company, and registered in the name of the depositary’s nominee. Notes will be exchangeable for definitive registered notes only in limited circumstances. See “Description of Notes -- Book-Entry System.”

Trustee

The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, under an indenture dated as of September 15, 2006, as supplemented from time to time, which we refer to as the indenture.

Agents	LaSalle Financial Services, Inc., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Northern Trust Securities, Inc., Raymond James & Associates, Inc., RBC Capital Markets (the trade name for RBC Dain Rauscher Inc.), UBS Securities LLC and Wachovia Securities LLC, as agents of LaSalle Funding in connection with the offering of the notes.

Selling Group Members	Broker dealers and other securities firms that have executed dealer agreements with the purchasing agent and have agreed to market and sell the notes in accordance with the terms of these agreements and all other applicable laws and regulations.

RISK FACTORS

     Your investment in the notes will involve a number of risks. Additional risks, including specific tax risks, relating to specific types of notes will be described in the applicable pricing supplement. You should consider carefully the following risks and the risks, if any, set forth in the applicable pricing supplement, before you decide that an investment in the notes is suitable for you. You should consult your own financial and legal advisors regarding the risks and suitability of an investment in the notes.

If your notes are redeemable, LaSalle Funding may choose to redeem them when prevailing interest rates are relatively low.

     If your notes are redeemable, LaSalle Funding may choose to redeem your notes when prevailing interest rates are low and you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

We cannot assure you that a trading market for your notes will ever develop or be maintained or that a trade can be executed at any indicative price shown on any website or Bloomberg.

     We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

  whether we list the notes on a securities exchange;
  whether we or any other dealer makes a market in the notes;
  the method of calculating the principal and interest for the notes;
  the time remaining to the maturity of the notes;
  the outstanding amount of the notes;
  the redemption features of the notes; and
  the level, direction and volatility of interest rates, generally.

     There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

     In connection with any secondary market activity in our notes, our affiliates may post indicative prices for the notes on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices. Investors should contact their brokerage firm for further information.

If the notes you purchase are floating rate notes, you may receive a lesser amount of interest in the future.

     Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, the interest rate on your note will decrease and may be zero, subject to any minimum interest rate specified in the applicable pricing supplement. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

If the floating rate notes you purchase are subject to a maximum interest rate, your return will be limited.

     If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate.

The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices.

      Assuming no change in market conditions or any other relevant factors, the price, if any at which the agents are willing to purchase notes in secondary market transactions will be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the profit component included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by the agents, as a result of dealer discounts, mark-ups or other transaction costs.

There are potential conflicts of interest between you and the calculation agent.

     LaSalle Bank N.A., an affiliate of ours, will serve as the calculation agent with respect to the notes. In its role as calculation agent, LaSalle Bank N.A. will exercise its judgment when performing its functions. Absent manifest error, all of its determinations in its role as calculation agent will be final and binding on you and us, without any liability on its or our part. You will not be entitled to any compensation from us or LaSalle Bank N.A. for any loss suffered as a result of any of its determinations in its role as calculation agent. Since these determinations by LaSalle Bank N.A. as calculation agent may affect the return on and/or market value of your notes, we and LaSalle Bank N.A. may have a conflict of interest.

The U.S. federal income tax treatment of certain instruments is uncertain.

     The U.S. federal income tax treatment of certain instruments we may issue is uncertain. Please read carefully the section entitled “United States Federal Taxation” in this Prospectus Supplement and any discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. You should consult your own tax adviser about an investment in any of our notes in light of your particular tax situation.

Risk Factors Relating to CPI Floating Notes and Inflation Protected Notes

     From time to time, we may issue notes with a return linked to the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, which is reported on Bloomberg page CPURNSA or any successor service. We refer to this index as the “CPI.” You should read “Public Information Regarding the CPI” elsewhere in this prospectus supplement for additional information regarding the CPI.

     Some of the notes may have interest payments linked to the year-over-year increase in the CPI, if any, plus a spread. We refer to these notes as “additive CPI Floating Notes.” Some of the notes may provide for interest payments to be linked to the year-over-year increase in the CPI, if any, times a spread multiplier. We refer to these notes as “multiplicative CPI Floating Notes” and collectively we refer to both types of notes as “CPI Floating Notes.” Some of the notes may be issued with an inflation protection feature which would adjust the principal amount of the notes on which interest is calculated for increases or decreases in the CPI. We refer to these notes as “Inflation Protected Notes.” You should refer to “Description of Notes – Inflation Protected Notes” for further information.

The CPI Floating Notes Are Not Ordinary Senior Notes; The Interest Payment on the CPI Floating Notes Could Be Minimal.

     The terms of the CPI Floating Notes differ from those of ordinary debt securities in that interest on the CPI Floating Notes will be linked to year-over-year changes in the CPI. As a holder of additive CPI Floating Notes, in the event of a year-over-year decrease in the CPI, if any, equal to or greater than the spread, or, as a holder of multiplicative CPI Floating Notes, in the event of no change or a year-over-year decrease in the CPI, you will receive an interest payment for the applicable interest payment period that may be minimal and will decrease with additional year-over-year decreases in the CPI. In that event, with respect to such interest payment period, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time. The CPI Floating Notes are not suitable for all investors. The CPI Floating Notes are not secured debt and are riskier than ordinary debt securities. Investing in the CPI Floating Notes entails other risks not associated with an investment in conventional debt securities or even other inflation-linked securities.

The Inflation Protected Notes Are Not Ordinary Senior Notes; The Interest Payment on the Inflation Protected Notes Could Be Zero.

     The terms of the Inflation Protected Notes differ from those of ordinary debt securities in that the base amount on which interest on the Inflation Protected Notes is calculated will be linked to changes in the level of the CPI during the term of the Inflation Protected Notes. You will receive an interest payment for the applicable interest payment period equal to a fixed rate multiplied by a base amount that initially is equal to the principal amount of the notes and which thereafter is adjusted upwards or downwards based on the increase or decrease in the CPI, if any.

Therefore, as a holder of Inflation Protected Notes, in the event of a decrease in the CPI during any interest payment period, the interest payment will also decrease, and could be minimal. In that event, with respect to such interest payment period, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time. The Inflation Protected Notes are not suitable for all investors. The Inflation Protected Notes are not secured debt and are riskier than ordinary debt securities. Investing in the Inflation Protected Notes entails other risks not associated with an investment in conventional debt securities or even other inflation-linked securities.

The Interest Payment on the CPI Floating Notes and the Inflation Protected Notes May Be Below the Rate Otherwise Payable on Other Floating Rate Notes Issued by Us.

     The interest payment and therefore the value of the CPI Floating Notes and the Inflation Protected Notes is based on the level of the CPI. If the level of the CPI decreases or does not change, your return on the CPI Floating Notes and the Inflation Protected Notes may be less than the return on other floating rate notes with the same maturity issued by us that are not linked to the CPI. We have no control over the fluctuations in the value of the CPI.

The Historical Levels of the CPI Are Not an Indication of the Future Levels of the CPI.

     The historical levels of the CPI are not an indication of the future levels of the CPI over the term of the CPI Floating Notes or the Inflation Protected Notes, as applicable. In the past, the CPI has experienced periods of volatility and such volatility may occur in the future. Fluctuations and trends in the CPI that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     Holders of the CPI Floating Notes or Inflation Protected Notes will receive interest payments that will be affected by changes in the CPI. Such changes may be significant. Changes in the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control.

The Interest Paid to You on Any Month Does not Take Into Account the Level of the CPI for That Month.

     The interest rate on the CPI Floating Notes and the base on which interest is calculated for the Inflation Protected Notes each reflects increases or decreases in the CPI, if any, compared to specified previous periods. The actual periods of comparison are set forth in the applicable pricing supplement. Therefore, the level of the CPI for the calendar month of the applicable interest payment date will not be taken into account in the calculation of the interest rate payable on such month.

The Interest Rate on the CPI Floating Notes and the Inflation Adjustment Factor On Which Interest and the Adjusted Base Are Calculated For the Inflation Protected Notes Are Each Based Upon the CPI; The CPI Itself and the Way It Is Calculated May Change in the Future Which Could Adversely Affect the Value of the CPI Floating Notes.

     There can be no assurance that the Bureau of Labor Statistics of the U.S. Labor Department, which we refer to as the BLS, will not change the method by which it calculates the CPI. Changes in the way the CPI is calculated could reduce the level of the CPI and lower the interest payments with respect to the CPI Floating Notes and the base on which interest is calculated with respect to the Inflation Protected Notes. Accordingly, the amount of interest, if any, payable on the CPI Floating Notes or the Inflation Protected Notes, and the corresponding value of the CPI Floating Notes and the Inflation Protected Notes, may be significantly reduced if the method of calculating the CPI is changed. In addition, if the CPI is substantially altered or discontinued, a substitute index may be employed to calculate the interest payable on the CPI Floating Notes or the Inflation Protected Notes, as described in “Description of Notes–CPI Floating Notes” and “Description of Notes—Inflation Protected Notes” elsewhere in this prospectus supplement, and that substitution may also adversely affect the value of the CPI Floating Notes and the Inflation Protected Notes. We have no control over the way the CPI is calculated.

Market Price of the CPI Floating Notes and the Inflation Protected Notes is Influenced by Many Unpredictable Factors.

     The value of the CPI Floating Notes and the Inflation Protected Notes may move up and down between the date you purchase them and the maturity date.

     Several factors, many of which are beyond our control, will influence the value of the CPI Floating Notes and the Inflation Protected Notes, including:

  interest and yield rates in the market;

  economic, financial, political, regulatory or judicial events that affect the financial markets generally and which may affect the level of the CPI;

  the time remaining to the maturity of the CPI Floating Notes or the Inflation Protected Notes, as applicable; and

  our creditworthiness as issuer of the CPI Floating Notes or the Inflation Protected Notes and the creditworthiness of Holding and Bank as guarantors of our obligations under the CPI Floating Notes and the Inflation Protected Notes. Any person who purchases the CPI Floating Notes or Inflation Protected Notes is relying upon our, Bank’s and Holding’s creditworthiness and has no rights against any other person. The CPI Floating Notes and the Inflation Protected Notes constitute our, Bank’s and Holding’s general, unsecured and unsubordinated contractual obligations.

     Some or all of these factors will influence the price that you will receive if you sell your CPI Floating Notes or Inflation Protected Notes in the secondary market, if any, prior to maturity. Thus, if you sell your CPI Floating Notes or Inflation Protected Notes before maturity, you may not receive back your entire principal amount.

There May Be Potential Conflicts of Interest as a Result of Our Hedging Activity.

     We and our affiliates may carry out hedging activities that minimize our risks related to the CPI Floating Notes and the Inflation Protected Notes, including trading in instruments in markets linked to the CPI. In particular, on or prior to the date of any pricing supplement in relation to an offering of CPI Floating Notes or Inflation Protected Notes, we, through our affiliates, may hedge our anticipated exposure in connection with the CPI Floating Notes and the Inflation Protected Notes by taking positions in inflation-linked United States treasury bonds and/or other instruments that we deem appropriate in connection with such hedging.

     Through our affiliates, we may modify our hedge position during the life of the CPI Floating Notes and the Inflation Protected Notes by purchasing and selling inflation-linked United States treasury bonds or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engage in or may engage in or will have a material impact on the value of the CPI Floating Notes or the Inflation Protected Notes, we cannot give any assurance that we will not affect such value as a result of our hedging or trading activities and it is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the value of the CPI Floating Notes and the Inflation Protected Notes may decline.

Holders of CPI Floating Notes Do Not Have a Security Interest in Financial Instruments Held by Us.

     The indenture governing the CPI Floating Notes and the Inflation Protected Notes does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of such securities or other instruments acquired by us or our affiliates. Neither we, Bank nor Holding nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the CPI Floating Notes or the Inflation Protected Notes. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, Bank or Holding, as the case may be, any of those securities or instruments that we, Bank or Holding own will be subject to the claims of our creditors, Bank’s creditors or Holding’s creditors generally and will not be available specifically for the benefit of the holders of the CPI Floating Notes or the Inflation Protected Notes.

There May Be Potential Conflicts of Interest Between Us and Our Affiliates and Holders of CPI Floating Notes or Inflation Protected Notes.

     LaSalle Bank N.A., an affiliate of ours, will act as calculation agent who will calculate the interest rate payable on the CPI Floating Notes and the Inflation Protected Notes. We and our affiliates may carry out hedging activities related to the CPI Floating Notes and the Inflation Protected Notes, including trading in instruments related to the CPI. Some of our affiliates also trade those instruments on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence the determinations of the calculation agent.

     In addition, the issue price of the CPI Floating Notes and the Inflation Protected Notes includes the agents’ commissions and certain costs of hedging our obligations under the CPI Floating Notes and the Inflation Protection Notes. Our affiliates through which we hedge our obligations under the CPI Floating Notes and the Inflation Protected Notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

     Please read carefully the section entitled “United States Federal Taxation – CPI Floating Notes” or “United States Federal Taxation – Inflation Protected Notes”, as applicable, in this Prospectus Supplement and any discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.

DESCRIPTION OF NOTES

     The notes we are offering by this prospectus supplement constitute a series of debt securities for purposes of the indenture dated as of September 15, 2006 among us, The Bank of New York Trust Company, N.A., as trustee and Bank and Holding, as guarantors. The notes will rank equally in all respects with all debt securities issued under the indenture and the securities previously issued under the indenture, dated as of April 1, 2002 and under the indenture dated as of June 15, 2003 as supplemented by the first supplemental indenture dated as of September 24, 2003. For a description of the indenture and the rights of the holders of debt securities under the indenture, including the notes, see “Description of Debt Securities” in the accompanying prospectus.

     Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.

General

     The notes will be senior notes, ranking equally with all of our other unsecured, unsubordinated debt. The notes will be unconditionally guaranteed, jointly and severally, on a senior basis by Holding and Bank. Each of Holding’s and Bank’s guarantee of the notes will rank equally with all of its other unsecured, unsubordinated debt. Holding and Bank will each unconditionally guarantee, jointly and severally, the due and punctual payment of the principal and any premium and interest on the notes when and as they become due and payable, whether at maturity or otherwise. For a more detailed description of the guarantee, see “—Guarantee” below and “Description of Debt Securities — Guarantees” in the accompanying prospectus.

     LaSalle Funding will issue the notes only in the form of one or more book-entry securities registered in the name of a nominee of The Depository Trust Company, as depositary, except as specified in “Description of Debt Securities — Book-Entry System” in the accompanying prospectus. For more information on certificated and book-entry securities, see “Description of Debt Securities — Book-Entry System” in the accompanying prospectus.

     LaSalle Funding may offer from time to time up to $2,500,000,000 aggregate principal amount of notes on terms determined at the time of sale. The notes will mature nine months or more from the date of issue.

     The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, which is issued at a price which represents a discount to its principal amount. Upon redemption, repayment or acceleration of the maturity of an original issue discount note, normally an amount less than its principal amount will be payable. Certain original issue discount notes may not be treated as having original issue discount for U.S. federal income tax purposes, and notes other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and regarding the United States federal income tax consequences of original issue discount notes, see “— Payment of Principal and Interest” and “United States Federal Income Taxation — Tax Consequences for U.S. Holders — Original Issue Discount.” Original issue discount notes will be treated as original issue discount securities for purposes of the indenture.

     The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of BNY Midwest Trust Company, the trustee under the indenture, in The City of New York or the City of Chicago. The transfer or exchange of book-entry securities will be effected as specified in “Description of Debt Securities —Book-Entry System” in the accompanying prospectus.

     The indenture does not limit our ability to incur debt. In addition, the indenture does not contain any provision that would protect holders of the notes in the event of a highly leveraged or other transaction that may adversely affect our creditworthiness.

     As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or the City of Chicago; provided, however, that for purposes of determining LIBOR (as defined under “—Floating Rate Notes — LIBOR”) for notes where LIBOR is the applicable interest rate basis, a business day is also a London business day. As used in this prospectus supplement, a London business day means a day on which dealings in deposits in the Designated LIBOR Currency (as defined under “—Floating Rate Notes—LIBOR”) are transacted in the London interbank market. As used in this prospectus supplement, a “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The pricing supplement relating to each note will describe the following terms, as applicable:

the price at which the note will be issued (expressed as a percentage of the aggregate principal amount thereof), which we refer to as the “issue price”;

the date on which the note will be issued, which we refer to as the “original issue date”;

the stated maturity;

whether the note is a fixed rate note or a floating rate note;

the denominations or minimum denominations;

in the case of a fixed rate note, the interest rate or rates, if any, and if interest payments will be made monthly, quarterly, semi-annually, annually, or at maturity;

in the case of a floating rate note:

the interest rate basis or bases;

the initial interest rate, if any;

the interest reset date or dates;

the interest payment date or dates;

the interest determination date or dates;

the calculation date or dates;

the index maturity;

the maximum interest rate, if any;

the minimum interest rate, if any;

the spread, if any;

the spread multiplier, if any;

if one or more of the applicable interest rate bases is LIBOR, the LIBOR currency and LIBOR page;

whether interest payments will be made monthly, quarterly, semi-annually, annually, or at maturity;

any other terms relating to the particular method of calculating the interest rate for the note and, if so specified in the applicable pricing supplement, that we may change the spread and/or spread multiplier prior to the stated maturity and, if so, the basis or formula for the change, if any;

whether the note is a zero coupon note and, if so, the yield to maturity;

whether the note will be an inflation protected note;

if the note is an indexed note, whether the principal amount and/or interest rate will be adjusted for change in the applicable index, what such index will be, what the method for calculating principal and/or interest on such indexed note will be and any risk factors unique to such indexed note;

the regular record date or dates if other than as set forth below;

whether the note may be redeemed at our option, or repaid at the option of the holder, including upon the death of the beneficial holder of the note, prior to the stated maturity and, if so, the provisions relating to the redemption or repayment;

certain special United States federal income tax consequences of the purchase, ownership and disposition of the note (to the extent not discussed below under “United States Federal Taxation”); and

any other term of the note not inconsistent with the provisions of the indenture.

Payment of Principal and Interest

     Payments of principal, and interest, if any, at maturity will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in immediately available funds in accordance with its normal procedures. Payments of interest, other than interest payable at maturity, with respect to book-entry securities will be paid in immediately available funds to the depositary or its nominee. See “Description of Debt Securities — Book-Entry System” in the accompanying prospectus. Payments of interest, if any, with respect to any certificated securities (other than book-entry securities), and other than interest payable at maturity, will be paid by check mailed to the address of the person entitled to the payments as it appears in the security register.

     Unless the applicable pricing supplement states otherwise:

  if LaSalle Funding redeems any original issue discount note as described herein under “Description of Debt Securities—Redemption and Repurchase”,

  if LaSalle Funding repays any original issue discount note at the option of the holder as described herein under “Description of Debt Securities —Repayment at Option of Holder” and “—Repayment Upon Death”, or

  if the principal of any original issue discount note is declared to be due and payable immediately as described in the accompanying prospectus under “Description of Debt Securities—Events of Default,”

the amount of principal due and payable with respect to the original issue discount note shall be limited to the sum of:

  the aggregate principal amount of such note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable.

     Unless otherwise specified in the applicable pricing supplement, this accrual will be calculated using the “interest method,” computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration, as applicable.

     The accrual of the applicable original issue discount described above is solely for purposes of determining the amounts payable upon redemption, repayment or acceleration of maturity. That amount of accrued original issue discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). Certain original issue discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. See “United States Federal Taxation—Tax Consequences for U.S. Holders—Original Issue Discount” below. See also the applicable pricing supplement for any special considerations applicable to these notes.

     Each note, other than a zero-coupon note, will bear interest at either a fixed rate of interest or a floating rate determined by reference to the interest rate basis or a combination of interest rate bases specified in the applicable pricing supplement, which may be adjusted by a spread and/or spread multiplier (each as described below), from and including the date of issue or, in the case of notes issued upon registration of transfer or exchange, from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Interest will be payable at the rate specified on the face of the note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Payments of interest with respect to any interest payment date or at maturity will include interest accrued to, but not including, the interest payment date or maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date. If the interest payment date or the maturity for any note falls on a day that is not a business day, the payment of principal and interest may be made on the next succeeding business day and no interest on such payment shall accrue for the period from such interest payment date or maturity, as the case may be.

     The interest rates, base rates, spreads and spread multipliers, maturity dates and redemption features on the notes may differ depending upon, among other things, prevailing market conditions at the time of issuance, as well as the aggregate principal amount of notes issued in any single transaction. Although LaSalle Funding may change the interest rates and other variable terms of the notes from time to time, no change will affect any note already issued or as to which LaSalle Funding has accepted an offer to purchase.

     All percentages resulting from any calculation with respect to any notes, except inflation protected notes, will be rounded, if necessary, to the nearest one hundredth of a percentage point with five one-thousandths of one percentage point being rounded upward (e.g., 9.875% or .09875, being rounded to 9.88% or .0988, respectively), and all amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent or unit being rounded upward). The CPI values (see “Inflation Protected Notes” below) with respect to inflation protected notes will be rounded to the nearest fifth decimal place.

Fixed Rate Notes

     Fixed rate notes may bear one or more annual rates of interest during the periods or under the circumstances specified in the notes and in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Unless otherwise specified in the applicable pricing supplement, the interest payment dates for a fixed rate note will be as follows:

Interest Payments	Interest Payment Dates

Monthly	Fifteenth day of each calendar month or, if not a business day, the next succeeding business day, commencing the first succeeding calendar month following the month in which the note is issued.

Quarterly	Fifteenth day of every third month or, if not a business day, the next succeeding business day, commencing in the third succeeding calendar month following the month in which the note is issued.

Semi-Annual	Fifteenth day of every sixth month or, if not a business day, the next succeeding business day, commencing in the sixth succeeding calendar month following the month in which the note is issued.

Annual	Fifteenth day of every twelfth month or, if not a business day, the next succeeding business day, commencing in the twelfth succeeding calendar month following the month in which the note is issued.

     The regular record date with respect to any interest payment date will be the date 15 calendar days prior to such interest payment date, whether or not such date is a business day. If the interest payment date or maturity for any fixed rate note is not a business day, all payments to be made on that day with respect to the note will be made on the next day that is a business day with the same force and effect as if made on the due date, and no additional interest will be payable as a result of the delayed payment.

Floating Rate Notes

     Unless otherwise specified in the applicable pricing supplement, each floating rate note will bear interest at a rate determined by reference to an interest rate basis, referred to in this prospectus supplement as the “base rate,” which may be adjusted by adding to or subtracting from the base rate a fixed number of basis points, referred to as the “spread,” and/or by multiplying the base rate by a fixed interest factor, referred to as the “spread multiplier.” The applicable pricing supplement will designate one or more of the following base rates as applicable to each floating rate note:

  the Constant Maturity Swap Rate, in which case we will refer to the note as a “CMS Rate Note”;

  the Constant Maturity Treasury Rate, in which case we will refer to the note as a “CMT Rate Note”;

  the Consumer Price Index, in which case we will refer to the notes as a “CPI Floating Note”;

  the Federal Funds Rate, in which case we will refer to the note as a “Federal Funds Rate Note”;

  London Inter-bank Offered Rate, in which case we will refer to the note as a “LIBOR Note”;

  the Prime Rate, in which case we will refer to the note as a “Prime Rate Note”;

  the Treasury Rate, in which case we will refer to the note as a “Treasury Rate Note”; or

  any other base rate or interest rate formula as is set forth in that pricing supplement and in the floating rate note.

     The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

  if that day is an interest reset date, the rate determined as of the interest determination date (as defined below) immediately preceding that interest reset date; or

  if that day is not an interest reset date, the rate determined as of the interest determination date immediately preceding the most recent interest reset date.

     The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated.

     Regular Floating Rate Notes. Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different, interest rate formula, the particular floating rate note will be a regular floating rate note and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  plus or minus the applicable spread, if any; or

  multiplied by the applicable spread multiplier, if any; or

  if both a spread and a spread multiplier applies, multiplied by the applicable spread multiplier, and then plus or minus the applicable spread.

     Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

     Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a floating rate/fixed rate note, and unless otherwise specified in the applicable pricing supplement, the particular floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  plus or minus the applicable spread, if any; or

  multiplied by the applicable spread multiplier, if any; or

  if both a spread and a spread multiplier applies, multiplied by the applicable spread multiplier, and then plus or minus the applicable spread.

     Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

  the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

  the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

     Fixed Rate/Floating Rate Notes. If a floating rate note is designated as a fixed rate/floating rate, and unless otherwise specified in the applicable pricing supplement, the particular floating rate note will bear interest at the fixed interest rate specified in the applicable pricing supplement. Commencing on the floating rate commencement date and on each interest reset date thereafter, the floating rate note will be bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  plus or minus the applicable spread, if any; or

  multiplied by the applicable spread multiplier, if any; or

  if both a spread and a spread multiplier applies, multiplied by the applicable spread multiplier, and then plus or minus the applicable spread.

     Inverse Floating Rate Notes. If a floating rate note is designated as an “inverse floating rate note,” and unless otherwise specified in the applicable pricing supplement, the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases multiplied by the applicable spread multiplier, if any; provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

     Calculation Dates. We will appoint, and enter into an agreement with, a calculation agent to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, LaSalle Bank N.A. will act as the calculation agent for each floating rate note. All determinations to be made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes.

     The interest rate applicable to each interest reset period will be determined by the calculation agent on the calculation date (as defined below), except with respect to LIBOR, which will be determined on the particular interest determination date. Upon request of the registered holder of a floating rate note, the calculation agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to the particular floating rate note. The “calculation date,” if applicable, pertaining to any interest determination date will be the earlier of:

  the tenth calendar day after the particular interest determination date or, if such day is not a business day, the next succeeding business day; and

  the business day immediately preceding the applicable interest payment date or the maturity, as the case may be.

        Maximum and Minimum Interest Rates. Any floating rate note may also have either or both of the following:

  a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any reset period, referred to as the “maximum interest rate”; and

  a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any reset period, referred to as the “minimum interest rate.”

     The interest rate on any note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested, including notes purchased by an agent or agents in such aggregate principal amount or more for resale to investors.

     Interest Reset Dates. Each floating rate note will bear interest from its original issue date to, but not including, the first interest reset date for the note at the initial interest rate set forth on the face of the note and in the applicable pricing supplement. Thereafter, the interest rate on each floating rate note for each reset period will be equal to the interest rate calculated by reference to the base rate (i.e., the interest rate basis by reference to which the interest rate is determined) specified on the face of the note and in the applicable pricing supplement plus or minus the spread, if any, and/or times the spread multiplier, if any. The spread and/or spread multiplier for a floating rate note may be subject to adjustment during a reset period (as described below) under circumstances specified in the note and in the applicable pricing supplement.

     The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face of the note and in the applicable pricing supplement, and such period is referred to in this prospectus supplement as the “reset period.” The first day of each reset period is referred to in this prospectus supplement as an “interest reset date.” Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be:

Reset Period	Interest Reset Dates

Daily	Each business day.

Weekly	Wednesday of each week; except that in the case of Treasury Rate Notes that reset weekly, the interest reset date will be Tuesday of each week.

Monthly	The 15th day of each month.

Quarterly	The 15th day of the four specified months of each year.

Semi-Annual	The 15th day of the two specified months of each year.

Annual	The 15th day of the specified month of each year.

     The interest rate with respect to floating rate/fixed rate notes, will be determined by reference to the applicable floating rate prior to the applicable fixed rate commencement date and will remain at the applicable fixed rate or rates thereafter.

     If an interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date for that floating rate note will be postponed to the next day that is a business day, except that, in the case of a LIBOR Note, if that business day is a day in the next succeeding calendar month, the interest reset date will be the immediately preceding London business day. Each adjusted rate will be applicable on and after the interest reset date to which it relates to, but not including, the next succeeding interest reset date or to maturity.

     Interest Determination Date. The interest rate for each reset period will be the rate determined by the calculation agent as of the calculation date pertaining to the interest determination date that relates to the interest reset date for such reset period. Unless otherwise specified in the applicable pricing supplement, the “interest determination date” for a reset period with respect to the following floating rate bases will be as follows:

Type of Note	Interest Determination Dates

CMS Rate Note	The CMS Interest Determination Date will be the second U.S. Government Securities Business Day (which we describe below) preceding the interest reset date.

CMT Rate Note	The CMT Interest Determination Date will be the same day as the interest reset date that commences the subsequent reset period.

CPI Floating Note	The CPI Interest Determination Date will be the same day as the interest reset date that commences the subsequent reset period.

Federal Funds Rate Note	The Federal Funds Interest Determination Date will be the same day as the interest reset date that commences the subsequent reset period.

Prime Rate Note	The Prime Rate Interest Determination Date will be the same day as the interest reset date that commences the subsequent reset period.

LIBOR Note	The LIBOR Interest Determination Date will be the second London business day immediately preceding the interest reset date that commences the reset period.

Treasury Rate Note

The Treasury Interest Determination Date will be the day on which Treasury bills would normally be auctioned of the week in which the interest reset date that commences the reset period falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the reset period commencing in the next succeeding week.

     The interest determination date relating to a floating rate note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent business day that is at least two business days preceding the applicable interest reset date for each interest rate for the applicable floating rate note on which each interest rate basis is determinable.

     Interest Payments. Except as provided below or in the applicable pricing supplement, interest on floating rate notes will be payable:

Reset Period	Interest Payment Dates

Daily	Either monthly, on the 15th day of each month, or quarterly, on the 15th day of the four specified months of each year, as specified in the applicable pricing supplement;

Weekly	Either monthly, on the 15th day of each month, or quarterly, on the 15th day of the four specified months of each year, as specified in the applicable pricing supplement;

Monthly	Either monthly, on the 15th day of each month, or quarterly, on the 15th day of the four specified months of each year, as specified in the applicable pricing supplement;

Quarterly	The 15th day of each of the four specified months of each year, beginning in the specified month immediately following the date the note was issued;

Semi-Annual	The 15th day of each of the two specified months of each year, beginning in the specified month immediately following the date the note was issued;

Annual	The 15th day of the specified month of each year, beginning in the specified month immediately following the date the note was issued;

and in each case at maturity. If any interest payment date, other than at maturity, for any floating rate note is not a business day for the floating rate note, the interest payment date will be postponed to the next day that is a business day for the floating rate note, except that in the case of a LIBOR Note, if the business day for the floating rate note is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity for any floating rate note falls on a day that is not a business day, all payments to be made on the day with respect to the note will be made on the next day that is a business day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of the delayed payment.

     Accrued interest is calculated by multiplying the face amount of a note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day from the original issue date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the pricing supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to that date by 360, in the case of CMS Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of CMT Rate Notes and Treasury Rate Notes. The interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

     The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to the note.

        CMS Rate

     Each CMS Rate Note will bear interest at the interest rate (calculated with reference to the CMS Rate and the spread and/or spread multiplier, if any) specified in the CMS Rate Note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, “CMS Rate” means, with respect to any CMS Interest Determination Date, the rate displayed in the Reuters Page TGM42276 (which we describe below).

    The “Reuters Page TGM42276 Swap Rate” shall be the rate displayed on the Reuters Page TGM42276 (or any other page as may replace such page on that service or any successor service, for the purpose of displaying the Constant Maturity Swap rate) by 11:00 a.m., New York City time, on the CMS Rate Calculation Date (which we describe below) pertaining to the CMS Rate Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST” under the column for the Index Maturity specified in the applicable prospectus supplement for such CMS Rate Determination Date.

    If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date.

    If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid- market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for- floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with the Depositor and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations. If fewer than three swap dealers selected by the calculation agent are quoting as described above,the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if thatCMS Rate Determination Date is the first CMS Rate Determination Date, the initial rate.

    “CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding Business Day.

    “Reuters Screen ISDAFIX1 Page” means the display on Reuters page (or any successor services) “ISDAFIX1” (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

        CMT Rate

     Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the spread and/or spread multiplier, if any) specified in the CMT Rate Note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any CMT Interest Determination Date, the rate displayed on the designated CMT Reuters page under the column for the designated CMT maturity index (as defined below) in the following manner:

  If the Designated CMT Reuters page (as defined below) is FRBCMT, the CMT Rate will be the rate displayed on the CMT Interest Determination Date.

  If the Designated CMT Reuters page (as defined below) is FEDCMT, the CMT Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date occurs.

  If no Designated CMT Reuters page is specified in the applicable pricing supplement, the Designated CMT Reuters page will be FEDCMT for the most recent week.

     If no rate appears on the Designated CMT Reuters page as indicated above, the following procedures will be followed in the order set forth below:

     (1) If the rate is no longer displayed on the relevant page or is not displayed by 3:30 P.M. New York City time on the related calculation date, then the CMT Rate for the CMT Interest Determination Date will be the Treasury constant maturity rate for the designated CMT maturity index as published in the relevant Federal Reserve Statistical Release H.15(519) or another recognized electronic source for displaying the rate.

     (2) If this rate is no longer published or is not published by 3:30 P.M. New York City time on the related calculation date, then the CMT Rate on the CMT Interest Determination Date will be the Treasury constant maturity rate for the designated CMT maturity index as of the CMT Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury.

     (3) If the rate cannot be determined on the related calculation date in accordance with the foregoing provisions, then the calculation agent will calculate the CMT Rate on the CMT Interest Determination Date as follows:

  The CMT Rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date, reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury securities. The Treasury securities will be the most recently issued direct non-callable fixed rate obligations of the United States Treasury (“Treasury Notes”), with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year in a Representative Amount (as defined below). If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated CMT maturity index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent in the offering of the CMT Rate Note, by eliminating the dealers with the highest and lowest quotations, or in the event of equality of the quotations, one of the highest and/or lowest quotations.

  If only three or four dealers provide quotations, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (4) If the calculation agent is unable to obtain at least three Treasury Notes quotations as described in (3) above, the CMT Rate on the CMT Interest Determination Date will be calculated by the calculation agent based on offer prices for certain alternative Treasury Notes as follows:

  The rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. New York City time on the CMT Interest Determination Date reported, according to their written records, by three leadingU.S. government securities dealers in New York City, for Treasury Notes with an originalmaturity of the number of years that is the next highest to the designated CMT maturityindex and a remaining maturity closest to the index maturity specified in the applicablepricing supplement, and in a Representative Amount (as defined below).

  If two Treasury Notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury Notes with the shorter remaining term to maturity and will use those quotations to calculate the CMT Rate as set forth above.

  The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be an agent in the offering of the CMT Rate Note, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotations.

  If only three or four dealers provide quotations, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described in (4) above, the CMT Rate determined as of the CMT Interest Determination Date will be the CMT Rate determined by the calculation agent acting in good faith in light of the commercial circumstances.

     “Designated CMT Reuters page” means the display on the Reuters service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in Federal Reserve Statistical Release H.15(519).

     “Designated CMT maturity index” means the original period to maturity of the U.S. Treasury securities, specified in the applicable pricing supplement for which the CMT Rate will be calculated. As of the date of this prospectus supplement, these periods can be one, three or six months or one, two, three, five, seven, ten, twenty or thirty years. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     “Representative Amount” means an amount determined by the calculation agent that is representative for a single transaction in the relevant market at the relevant time.

     The CMT Rate for a U.S. Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of that business day a remaining term to maturity equivalent to its maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding U.S. Treasury securities. This yield curve, which relates the yield on a U. S. Treasury security to its time to maturity, is based on the over-the-counter market bid yields on actively traded U.S. Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include the calculation agent and one or more affiliates of the agents. Certain constant maturity yield values are read from the yield curve. Interpolation from the yield curve provides a theoretical yield for a U.S. Treasury security having ten years to maturity, for example, even if no outstanding U.S. Treasury security has as of that date exactly ten years remaining to maturity.

     The information relating to the CMT Rate in this prospectus supplement is derived from public sources. Neither we nor the calculation agent has independently verified any such information. Neither we nor the calculation agent shall have any responsibility for any error or omissions in the calculation and publication of the CMT Rate.

        CPI Floating Notes

     Each CPI Floating Note will bear interest at the interest rate calculated by reference to the formulas set out below which include a spread and/or spread multiplier, as specified in the applicable pricing supplement.

     The CPI Floating Notes are floating rate notes paying an interest rate linked to changes in the CPI. The “CPI” is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg page CPURNSA or any successor service to Bloomberg. You should read “Public Information Regarding the CPI” elsewhere in this prospectus supplement for additional information regarding the CPI. The historical levels of the CPI from January 2001 to August 2006 are set forth under the heading “Public Information Regarding the CPI –Historical Information” elsewhere in this prospectus supplement. Historical levels of the CPI, however, are not necessarily indicative of future levels of the CPI. For a description of the risks relating to CPI Floating Notes, see also “Risk Factors – Risk Factors Relating to CPI Floating Notes and Inflation Protected Notes.”

     Interest will accrue on the CPI Floating Notes at a floating rate linked to the CPI as described below. The floating rate will never be less than zero percent per annum, regardless of changes in the CPI. However, because the floating rate is tied to changes in the CPI, investors in CPI Floating Notes bear the risk that the floating rate in any interest payment period could be as low as zero percent. Interest on any interest payment date is payable in arrears and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     You should review the section in this prospectus supplement entitled “United States Federal Taxation—CPI Floating Notes.” Additionally, you are urged to consult your tax advisor regarding the tax treatment of the CPI Floating Notes and whether a purchase of the CPI Floating Notes is advisable in light of their tax treatment and your particular situation.

     There are two types of CPI Floating Notes: “additive CPI Floating Notes” and “multiplicative CPI Floating Notes”.

  For additive CPI Floating Notes, the interest rate is calculated in accordance with the following formula:

The inclusion of the spread in the interest rate equation allows the investor to receive additional interest, if any, equal to the spread per annum above the year-over-year percentage change in the CPIt compared to the CPIt-12, in respect of an interest payment period.

  For multiplicative CPI Floating Notes, the interest rate is calculated in accordance with the following formula:

The spread multiplier in the interest rate equation represents the leverage component of the CPI Floating Notes. The year-over-year CPI component must be positive in order to receive any interest. In addition, only when the spread multiplier is greater than one is it possible for an investor to receive an enhanced return relative to the year-over-year increase in CPI, if any, on the CPI Floating Notes in respect of an interest payment period.

      In each case the terms below will have the following meanings:

     CPIt = CPI for the third calendar month prior to the calendar month of the applicable interest payment date, as reported on Bloomberg page CPURNSA or any successor service, which third calendar month we refer to as the reference month; and

     CPIt-12 = CPI for the twelfth month prior to the applicable reference month, as reported on Bloomberg page CPURNSA or any successor service.

     The calculation agent will determine the applicable CPI on each interest reset date and the floating interest rate.

     If, while the CPI Floating Notes are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the CPI Floating Notes. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

Illustration of Calculation of Interest Rate Payable on an Additive CPI Floating Note With a Spread of 1.70%

     Set forth below is an illustration of the calculation of a hypothetical additive CPI Floating Note assuming a spread of 1.70% . If July 15, 2006 was an interest reset date on which a floating rate for such additive CPI Floating Note was to be determined, the hypothetical interest rate payable on the interest payment date of August 15, 2006 (for the interest payment period from and including July 15, 2006 to but excluding August 15, 2006) would be equal to a rate of 5.87% per annum. This hypothetical interest rate is calculated by inserting the historical CPI levels into the interest rate formula described above:

        Where,

     CPIt = 202.5, which is the CPI level for May 2006, the third calendar month prior to the hypothetical interest payment date of August 15, 2006, which we refer to as the reference month; and

     CPIt-12 = 194.4, which is the CPI level for May 2005, the twelfth calendar month prior to the reference month,

        Resulting in:

Illustration of Calculation of Interest Rate Payable on a Multiplicative CPI Rate Note With a Spread Multiplier of 1.55

     Set forth below is an illustration of the calculation of a hypothetical multiplicative CPI Floating Note assuming a spread multiplier of 1.55. If July 15, 2006 was an interest reset date on which a floating rate for a multiplicative CPI Floating Note was to be determined, the hypothetical interest rate payable on the interest payment date of August 15, 2006 (for the interest payment period from and including July 15, 2006 to but excluding August 15, 2006) would be equal to a rate of 6.46% per annum. This hypothetical interest rate is calculated by inserting the historical CPI levels into the interest rate formula described above:

      Where,

     CPIt = 202.5, which is the CPI level for May 2006, the third calendar month prior to the hypothetical interest payment date of August 28, 2006, which third calendar month we refer to as the reference month; and

     CPIt-12 = 194.4, which is the CPI level for May 2005, the twelfth calendar month prior to the reference month,

        Resulting in:

     There is no assurance that the CPI Floating Note interest amount will be greater than zero. Changes in the price of the CPI cannot be predicted. Historical performance of the CPI should not be taken as an indication of future performance.

        Federal Funds Rate

     Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the spread and/or spread multiplier, if any) specified in the Federal Funds Rate Note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, “Federal Funds Rate” means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds as published in Federal Reserve Statistical Release H.15(519) under the heading “Federal Funds (effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any successor page as may replace such page on that service or any successor service for the purpose of displaying the Federal Funds (effective) Rate). For the avoidance of doubt, the Federal Funds Rate for any Federal Funds Interest Determination Date is the rate published for the immediately preceding business day.

     If the rate does not so appear on Reuters page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the calculation date pertaining to that Federal Funds Interest Determination Date, then the Federal Funds Rate for that Federal Funds Interest Determination Date will be the rate on that Federal Funds Interest Determination Date as published in Federal Reserve Statistical Release H.15 Daily Update under the heading “Federal Funds (effective).”

     If the rate is not yet published by 3:00 P.M. New York City time, on the calculation date pertaining to that Federal Funds Interest Determination Date, then the Federal Funds Interest Rate will be calculated by the calculation agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on that Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent; provided, however, that if the brokers selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to that Federal Funds Interest Determination Date will be the Federal Funds Last Rate in effect on that Federal Funds Interest Determination Date.

        LIBOR

     Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR Note and in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, “LIBOR” will be determined by the calculation agent in accordance with the following provisions:

With respect to any LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable pricing supplement, either:

if “LIBOR Reuters” is specified in the note and the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides for only a single rate, in which case the single rate will be used) for deposits in the Designated LIBOR Currency (as defined below) having the index maturity specified in the note and the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the note and the applicable pricing supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two offered rates appear (unless, as described above, only a single rate is required) on the Designated LIBOR Page; or

if “LIBOR Bloomberg” is specified in the note and applicable pricing supplement, the rate for deposits in the Designated LIBOR Currency having the index maturity designated in the note and the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the note and the applicable pricing supplement as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.

     Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case the single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Bloomberg, whichever may be applicable, LIBOR with respect to that LIBOR Interest Determination Date will be determined as if the parties had specified the rate as follows:

     With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear in the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provided for only a single rate, in which case the single rate will be used), or on which no rate appears on the Designated LIBOR Page with respect to the LIBOR Bloomberg, as the case may be, the calculation agent will request that the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the index maturity specified in the note and the applicable pricing supplement, commencing on the second London business day immediately following the LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on the LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time. If at least two quotations are so provided, then LIBOR on the LIBOR Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. New York time, on the LIBOR Interest Determination Date by three major banks in New York City for loans in the Designated LIBOR Currency to leading global banks, commencing on the second London business day immediately following the LIBOR Interest Determination Date having the index maturity specified in the note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of the LIBOR Interest Determination Date will be LIBOR in effect on the LIBOR Interest Determination Date.

     “Designated LIBOR Currency” means, with respect to any LIBOR Note, the currency, if any, specified in the note and the applicable pricing supplement as the Designated LIBOR Currency or, if no currency is specified in the note and the applicable pricing supplement, U.S. dollars.

     “Designated LIBOR Page” means either:

  if “LIBOR Reuters” is specified in the note and the applicable pricing supplement, the display on Reuters (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR currency; or

  if “LIBOR Bloomberg” is specified in the note and the applicable pricing supplement, the display on Bloomberg page BBAM1<GO> (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency.

     If neither “LIBOR Reuters” nor “LIBOR Bloomberg” is specified in the note and the applicable pricing supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Reuters (and, if the U.S. dollar is the Designated LIBOR Currency, page LIBOR01 (or any successor page on that service or any successor service)) had been chosen.

        Prime Rate

     Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread and/or spread multiplier, if any) specified in such Prime Rate Note and in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, “Prime Rate” means, with respect to any Prime Interest Determination Date, the rate set forth in Federal Reserve Statistical Release H.15(519) on that date under the heading “Bank prime loan.” For the avoidance of doubt, the Prime Rate for any Prime Interest Determination Date is the rate published for the immediately preceding business day.

     If the rate is not published by 3:00 P.M., New York City time on the calculation date pertaining to that Prime Interest Determination Date, the Prime Rate will be the rate on that date published in Federal Reserve Statistical Release H.15 Daily Update under the heading “Bank prime loan.”

     If the rate is not published either in H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date pertaining to that Prime Interest Determination Date, the Prime Rate will be calculated by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, for that Prime Interest Determination Date, or, if fewer than four rates appear on the Reuters Screen USPRIME1 Page for that Prime Interest Determination Date, the rate will be the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by 360) as of the close of business on that Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested.

     If fewer than two quotations are quoted as described above, the Prime Rate for that Prime Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the prime rates quoted in The City of New York on that date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by a Federal or State authority, selected by the calculation agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected are not quoting as mentioned in this sentence, the Prime Rate with respect to that Prime Interest Determination Date will be the interest rate otherwise in effect on that Prime Interest Determination Date.

     “Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on Reuters (or such other page as may replace the page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate

     Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the spread and/or spread multiplier, if any) specified in such Treasury Rate Note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, “Treasury Rate” means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States (“Treasury Bills”) having the index maturity specified in the applicable pricing supplement and the note and published under the heading “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that such page on such that service or any successor service for the purpose of displaying the 3-month Treasury Bill Rate) or page USAUCTION 11 (or any other successor page as may replace that page on that service or any successor service for the purpose of displaying the 6-month Treasury Bill Rate) or, if not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

     If the rate is not so published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate on the Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

     In the event that the auction rate is not so announced by the United States Department of the Treasury on the calculation date, or if no auction of Treasury Bills is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the index maturity as published in Federal Reserve Statistical Release H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on the Treasury Rate Interest Determination Date of such Treasury Bills as published in Federal Reserve Statistical Release H.15 Daily Update, or the other recognized electronic source used for the purpose of displaying the rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

     If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the Treasury Rate Interest Determination Date will be the Treasury Rate in effect on the Treasury Rate Interest Determination Date.

     “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to a 365-day or 366-day year, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Inflation Protected Notes

     We may issue notes, which we refer to as Inflation Protected Notes, that have an inflation protection feature which adjusts the amount payable on such Inflation Protected Notes for increases or decreases in the CPI. These notes will, subject to our credit and that of our Guarantors, return investors’ initial principal investment at maturity.

     Inflation Protected Notes will be issued with such fixed annual interest rate as specified in the applicable pricing supplement, payable and calculated as described in more detail in the section relating to fixed rate notes, but subject to the modifications discussed in this section.

     Unlike regular fixed rate notes, interest payable on Inflation Protected Notes will not be calculated by applying the relevant interest rate to the principal amount of the notes, but will instead be calculated by applying the relevant interest rate to an inflation adjusted base. The amount of interest payable in respect of any Inflation Protected Note will be equal to the inflation adjusted base for the payment date multiplied by the fixed rate of interest per annum applicable to such Inflation Protected Note divided by 360 and multiplied by the number of days in the interest period.

     The inflation adjusted base is determined by multiplying the principal amount of the Inflation Protected Note by the inflation adjustment factor. The inflation adjustment factor for any date is equal to the value of the CPI for such date (we refer to any CPI value as of any relevant date as the “reference CPI”) divided by the CPI for the original issue date (we refer to the CPI value as of the original issue date as the “Base CPI”). An example is set forth below of how the inflation adjusted base is calculated and how interest payable on an Inflation Protected Note is calculated.

     The reference CPI for the first day of any month is the value of the CPI for the third preceding month (e.g., the reference CPI for April 1 will be the CPI value for the preceding January). The reference CPI for any day other than the first day of the month is calculated using a straight-line interpolation of reference CPI values between the reference CPI applicable to the first day of the month in which such day falls and the reference CPI applicable to the first day of the month immediately following. Any CPI value will be rounded to the fifth decimal place. The illustration below indicates how this straight-line interpolation is calculated.

     In the event of inflation, the inflation adjusted base is expected to increase. Any increase in the inflation adjusted base in excess of the original principal amount of the Inflation Protected Note will be paid as additional interest at maturity. In the event of deflation, the inflation adjusted base is expected to decrease, which will reduce the amount of the interest payments, perhaps significantly. However, at maturity, investors will receive a return of their initial principal investment (subject to our credit and that of our Guarantors) even in the event of deflation.

     All calculations with respect to the Inflation Protected Notes will be made by the calculation agent and, absent manifest error, will be binding on LaSalle Funding and the holders of the Inflation Protected Notes.

     If, while the Inflation Protected Notes are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the Inflation Protected Notes. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

Illustration of Calculation of Inflation Protected Note Interest Amount

     Set forth below is an illustration of the calculation of the first interest payment amount (due August 15, 2006) for a hypothetical Inflation Protected Note with a principal amount of $10,000 issued on February 15, 2006 with a fixed rate of interest of 1.50% per annum payable semi-annually:

CPI Value Assumptions:

reference CPI for 2/1/06:[a]	197.6
reference CPI for 3/1/06:	196.8
reference CPI for 2/15/06:[b]	197.20000[c]
reference CPI for 8/1/06:	202.5
reference CPI for 9/1/06:	202.9
reference CPI for 8/15/06:	202.68065

Inflation Adjustment Factor:	1.02779	=	202.68065 d /197.20000 [e]

Inflation Adjusted Base:	$10,277.90	=	10,000 * 1.02779

Inflation Protected Note
Interest Amount:	$77.08	=	10,277.90 * 1.50%* 180/360

a The reference CPI for the first day of any month is the value of the CPI for the third preceding month (e.g., the reference CPI for February 1 will be the CPI value for the preceding November).

b The reference CPI for any day other than the first day of the month is calculated using a straight-line interpolation of reference CPI values between the reference CPI applicable to the first day of the month in which such day falls and the reference CPI applicable to the first day of the month immediately following.

c This is the Base CPI.

d Since the first interest payment amount of this hypothetical Inflation Protected Note is payable on August 15, 2006, and not on the first day of a month, the straight-line interpolation method is employed to calculate the reference CPI used to determine the Inflation Adjustment Factor. This calculation, which is set forth below, is an interpolation of the reference CPI as of August 1, 2006 and September 1, 2006:

202.68065 = 202.5 + (15-1) * (202.9 -202.5)/31

e Since the hypothetical Inflation Protected Note was issued as of February 15, 2006, and not on the first day of a month, the straight-line interpolation method is employed to calculate the Base CPI. This calculation, which is set forth below, is an interpolation of the reference CPI values as of February 1, 2006 and March 1, 2006:

197.20000 = 197.6 + (15-1) * (196.8 – 197.6)/28

      Changes in the price of the CPI cannot be predicted. Historical performance of the CPI should not be taken as an indication of future performance.

      You should review the section in this prospectus supplement entitled “United States Federal Taxation –Inflation Protected Notes.” Additionally, you are urged to consult your tax advisor regarding the tax treatment of the Inflation Protected Notes and whether a purchase of the Inflation Protected Notes is advisable in light of their tax treatment and your particular situation.

Indexed Notes

     An indexed note provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

  one or more securities;

  one or more currencies;

  one or more commodities;

  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or indices or baskets of any of these items.

     If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed notes may also be exchangeable, at our option or the option of the holder, into the cash value of the indexed item. The pricing supplement applicable to any indexed notes will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index and may include additional risks not described in this prospectus supplement or any material U.S. income tax consequences associated with such note that are not described in this prospectus supplement.

Redemption and Repurchase

     Unless the applicable pricing supplement states otherwise, we may not redeem the notes prior to maturity. The notes will not be subject to any sinking fund. If, however, the applicable pricing supplement provides that we may redeem the notes prior to maturity, it will also specify the redemption dates and prices. In that event we may, at our election, redeem the notes, in whole or in part, from time to time only upon not less than 30 nor more than 60 days’ notice, unless the applicable pricing supplement states otherwise.

     We or our agents may, at any time, purchase notes at any price in the open market or otherwise. Notes that we purchases in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Repayment at Option of Holder

     Unless the applicable pricing supplement states otherwise, the holder of the notes does not have the option to demand that the notes are repayable prior to maturity. If the applicable pricing supplement provides that the notes will be repayable prior to maturity at such holder’s option, it will also specify the repayment dates and prices.

     In order for a note to be repaid prior to maturity, the trustee must receive, at the office of the Corporate Trust Department of the trustee in the City of New York or the City of Chicago, at least 30 but not more than 45 days’ notice of the option to exercise this repayment option. Once this notice is delivered, it may not be revoked, unless otherwise specified below under “—Repayment Upon Death”.

     A holder of notes may exercise the early repayment option, unless the applicable pricing supplement states otherwise, for less than the entire principal amount of the notes that it owns provided that the principal amount of notes that remain outstanding after repayment is an authorized denomination. Unless otherwise specified in the pricing supplement such authorized denomination is any integral multiple of $1,000.

     The depositary or its nominee will be the direct holder of the notes and, therefore, will be the only entity that can exercise a right to repayment, if any. In order to ensure that the depositary or its nominee will timely exercise such right to repayment, you must instruct the broker or other direct or indirect participant through which you hold an interest in such notes to notify the depositary of your desire to exercise the right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in the notes in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

Repayment Upon Death

     If the pricing supplement relating to a note so states, the holder of the note will have the right to require LaSalle Funding to repay a note prior to its maturity date upon the death of the beneficial owner of the note as described below. LaSalle Funding calls this right the “survivor’s option.”

     Upon exercise of the survivor’s option, LaSalle Funding will, at its option, either repay or purchase any note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the note at a price equal to the sum of:

  100% of the principal amount of such note (or, for original issue discount notes, the amount described in the third bullet point under “— Payment of Principal and Interest”), accrued and unpaid interest, if any, to the date of such repayment, and with respect to an Inflation Protected Note, any positive difference between the inflation adjusted base and the principal amount of the note,

     subject to the following limitations.

     The survivor’s option may not be exercised until at least 12 months following the date of original issue of the applicable notes. This means that if any beneficial owner dies during such 12-month period, the survivors cannot exercise the survivor’s option until after the end of such 12-month period. In addition, LaSalle Funding may limit the aggregate principal amount of notes as to which the survivor’s option may be exercised as follows:

  In any calendar year, LaSalle Funding may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the notes as of December 31 of the most recently completed year or $1,000,000 (the “annual put limitation”).
  For any individual deceased beneficial owner of notes, LaSalle Funding may limit the aggregate principal amount to $200,000 for any calendar year (the “individual put limitation”).

     LaSalle Funding will not make principal repayments pursuant to the exercise of the survivor’s option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any note, the principal amount of the note remaining outstanding after repayment must be at least $1,000.

     Each note delivered pursuant to a valid exercise of the survivor’s option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that note would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of notes that have been accepted pursuant to exercise of the survivor’s option during that year has not exceeded the annual put limitation for that year, any notes not accepted during that calendar year because of the individual put limitation will be accepted in the order all such notes were delivered, to the extent that any such acceptance would not trigger the annual put limitation for such calendar year.

     Any note accepted for repayment pursuant to exercise of the survivor’s option will be repaid no later than the first June 15 or December 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for notes delivered pursuant to the survivor’s option were May 1, 2002, LaSalle Funding would be obligated to repay those notes by June 15, 2002. Each note delivered for repayment that is not accepted in any calendar year due to the application of the annual put limitation or the individual put limitation will be deemed to be delivered in the following calendar year in the order in which all such notes were originally delivered, unless any such note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, notes delivered upon exercise of the survivor’s option may not be withdrawn.

     In the event that a note delivered for repayment pursuant to valid exercise of the survivor’s option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such note and the exercise of the survivor’s option.

     Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by the trustee in its sole discretion. The trustee’s determination will be final and binding on all parties.

     The death of a person owning a note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor’s option. The death of a person owning a note by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder’s interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor’s option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor’s option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     In the case of repayment pursuant to the exercise of the survivor’s option, for notes represented by a book-entry security, the depositary or its nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor’s option for such note. To obtain repayment pursuant to exercise of the survivor’s option with respect to a note represented by a book-entry security, the representative must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

  a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (“NASD”) or a commercial bank or trust company having an office or correspondent in the United States;

  appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

  instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor’s option;

  a detailed description of the note, including the CUSIP number;

  the deceased’s social security number; and

  appropriate evidence satisfactory to the trustee of the purchase price for the note.

     The broker or other entity will provide to the trustee:

  a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

  appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

  a certificate or letter satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased’s beneficial interest in the note; and

  a detailed description of the note, including the CUSIP number.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor’s option to the appropriate representative. See “Description of Debt Securities — Book-Entry System” in the accompanying prospectus.

     In order to validly exercise a survivor’s option for a note held in definitive rather than book-entry form, the representative must deliver to the trustee the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a book-entry note (other than instructions to notify DTC), plus the note, a properly executed assignment of the note, and evidence of beneficial ownership of any note held in nominee name.

     Attached as Annex A to this prospectus supplement are the forms to be used by a representative to exercise the survivor’s option on behalf of a deceased beneficial owner of a note. In addition, a representative may obtain these forms from The Bank of New York Trust Company, N.A., the trustee, at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, or call its Corporate Trust Division at (312) 827-8546, during normal business hours.

Guarantee

     Each of Holding and Bank will fully and unconditionally guarantee, jointly and severally, payment in full to the holders of the notes issued by us under the indenture after the date hereof. The guarantee is set forth in, and forms a part of, the indenture under which the notes will be issued. If, for any reason, we do not make any required payment in respect of the notes when due, Holding and Bank as the guarantors thereof will cause the payment to be made to the trustee or its designee. The holder of the guaranteed note may sue any guarantor to enforce its rights under the guarantee without first suing us or any other person or entity. The guarantee will constitute the unsecured and unsubordinated obligations of each guarantor and rank pari passu without any preference among them and with all such guarantor’s other present and future unsecured and unsubordinated obligations.

PUBLIC INFORMATION REGARDING THE CPI

     The consumer price index for all urban consumers, or the CPI, is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Customers published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. The Bureau of Labor Statistics, or the BLS, makes available almost all consumer price index data and press releases immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics' home page or on Bloomberg page CPURNSA or any successor service to Bloomberg.

     According the publicly-available information provided by the BLS, the consumer price index is a measure of the average change in prices over time of goods and services purchased by households. The CPI covers households of wage earners, clerical workers, groups such as professional, managerial, and technical workers, the self- employed, short-term workers, the unemployed, and retirees and others not in the labor force. The CPI is based on prices of food, clothing, shelter, and fuels, transportation fares, charges for doctors' and dentists' services, drugs, and other goods and services that people buy for day-to-day living. Prices are collected in 87 urban areas across the country from housing units and retail establishments- department stores, supermarkets, hospitals, filling stations, and other types of stores and service establishments. All taxes directly associated with the purchase and use of items are included in the index. Prices of fuels and a few other items are obtained every month in all 87 locations. Prices of most other commodities and services are collected every month in the three largest geographic areas and every other month in other areas. Prices of most goods and services are obtained by personal visits or telephone calls of the Bureau of Labor Statistics' trained representatives. In calculating the index, price changes for the various items in each location are averaged together with weights, which represent their importance in the spending of the appropriate population group. Local data are then combined to obtain a U.S. city average. The index measures price change from a designed reference base, which is 1982-84, for which the CPI equals 100. An increase of 16.5 percent from the reference base, for example, is shown as 116.5.

     The BLS has made numerous technical and methodological changes to the consumer price index over the last 25 years, and it is likely to continue to do so. Examples of recent methodological changes include:

  the use of regression models to adjust for the quality improvements in various goods (televisions, personal computers, etc.);

  the introduction of geometric averages to account for consumer substitution within consumer price index categories; and

  changing the housing/shelter formula to improve rental equivalence estimation.

     These changes and any future changes could reduce the level of the consumer price index and therefore lower the interest payable on the CPI Floating Notes and the Inflation Protected Notes.

     The BLS occasionally rebases the consumer price index. The current standard reference base period is 1982-1984 = 100. The consumer price index was last rebased in May 1988. Prior to the release of the consumer price index for May 1988, the standard reference base was 1967 = 100. If the BLS rebases the consumer price index during the time the CPI Floating Notes or Inflation Protected Notes, as the case may be, are outstanding, the calculation agent will continue to calculate inflation using the existing base year in effect for the consumer price index at the time of issuance of the CPI Floating Notes or Inflation Protected Notes, as the case may be, as long as the old consumer price index is still published. The conversion to a new reference base does not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published “headline” number often quoted in the financial press; however, the inflation calculation for the CPI Floating Notes or Inflation Protected Notes, as the case may be, should not be adversely affected by any such rebasing because the old-based consumer price index can be calculated by using the percent changes of the new rebased consumer price index to calculate the levels of the old consumer price index (because the two series should have the same percent changes).

Historical Information

     Provided below are historical levels of the CPI as reported by the BLS for the period from January 2001 to August 2006. We obtained the historical information included below from Bloomberg Financial Markets without independent verification and we believe such information to be accurate.

     The historical levels of the CPI should not be taken as an indication of future levels of the CPI. No assurance can be given as to the level of the CPI for any future month. The CPI may not increase or decrease in the future in accordance with any of the trends depicted by the historical information in the table below. Moreover, the size and frequency of any fluctuations in the CPI level in the future may be significantly different from those indicated in the table.

     You cannot predict the future performance of the CPI Floating Notes or Inflation Linked Notes or of the CPI based on the historical levels of the CPI.

     The following table sets forth the CPI from January 2001 to August 2006, as reported by the BLS.

Month	2006	2005	2004	2003	2002	2001

January	198.3	190.7	185.2	181.7	177.1	175.1
February	198.7	191.8	186.2	183.1	177.8	175.8
March	199.8	193.3	187.4	184.2	178.8	176.2
April	201.5	194.6	188.0	183.8	179.8	176.9
May	202.5	194.4	189.1	183.5	179.8	177.7
June	202.9	194.5	189.7	183.7	179.9	178.0
July	203.5	195.4	189.4	183.9	180.1	177.5
August	203.9	196.4	189.5	184.6	180.7	177.5
September		198.8	189.9	185.2	181.0	178.3
October		199.2	190.9	185.0	181.3	177.7
November		197.6	191.0	184.5	181.3	177.4
December		196.8	190.3	184.3	180.9	176.7

     As stated in “Risk Factors – Risk Factors Relating to CPI Floating Notes – The Historical Levels of the CPI Are Not an Indication of the Future Levels of the CPI,” movements in the CPI that have occurred in the past are not necessarily indicative of changes that may occur in the future, which may be wider or more confined than those that have occurred historically.

Disclaimer by Us, Bank, Holding and the Calculation Agent

     All information in this prospectus supplement relating to the CPI is derived from publicly available information released by the BLS and other public sources. Neither we nor Bank nor Holding nor the calculation agent has independently verified any such information. Neither we nor Bank nor Holding nor the calculation agent shall have any responsibility for any error or omissions in the calculation and publication of the CPI by the BLS.

UNITED STATES FEDERAL TAXATION

     Based on the advice of Davis Polk & Wardwell, special tax counsel to the LaSalle Funding (“Tax Counsel”), the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

  notes purchased on original issuance at the issue price (as defined below); and

  notes held as capital assets.

     This discussion does not describe all of the tax consequences that may be relevant in light of a holder’s particular circumstances or to holders subject to special rules, such as:

  certain financial institutions;

  insurance companies;

  dealers or certain traders in securities, commodities, or foreign currencies;

  persons holding notes as part of a hedging transaction, “straddle,” conversion transaction or other integrated transaction;

  regulated investment companies;

  real estate investment trusts;

  tax-exempt entities;

  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  holders that are not U.S. holders (as defined below), if income from payments on a note, or gain recognized on a disposition of a note, is effectively connected with such holders’ conduct of a trade or business in the United States; or

  individual holders who are not U.S. holders (as defined below) and are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement.

     This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     This discussion does not apply to currency-linked notes or, except as specifically noted below, mandatorily exchangeable notes. The tax treatment of these instruments will be specified in the relevant pricing supplement.

     This discussion applies only to notes issued in compliance with certain guidelines provided to us by Tax Counsel. To the extent that this discussion does not apply to a particular issuance of notes as a result of any deviation from such guidelines, disclosure regarding the U.S. federal income taxation of such issuance will be included in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes or securities offered thereunder.

Tax Consequences for U.S. Holders

     As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

  a citizen or individual resident of the United States;

  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The term “U.S. holders” also includes certain former citizens and residents of the United States.

     If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

Payments of Interest

     Interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for federal income tax purposes, provided that the interest is “qualified stated interest” (as defined below). Special rules governing the treatment of payments made with respect to short-term notes, original issue discount notes, contingent payment debt instruments, Inflation Protected Notes and certain exchangeable notes are described under “—Interest on Short-Term Notes,” “—Original Issue Discount,” “—Contingent Payment Debt Instruments,” “—Inflation Protected Notes,” “—Optionally Exchangeable Notes” and “—Mandatorily Exchangeable Notes.”

Interest on Short-Term Notes

     A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the note) one year or less from its date of issuance (a “short-term note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest (as defined below). In general, a cash-method U.S. holder of a short-term note is not required to include in income the discount for U.S. federal income tax purposes unless the holder elects to do so. If a cash method U.S. holder does not make this election, the holder should include interest payments as ordinary income upon receipt. Holders who elect to accrue the discount, and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Original Issue Discount

     A note that has an “issue price” that is less than its stated redemption price at maturity (as described below) will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to in this section as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a short-term note (as defined above). The “issue price” of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a “variable rate debt instrument” (as defined in the applicable U.S. Treasury regulations) that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated. For this purpose, if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate.

     If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. U.S. holders of notes with a de minimis amount of original issue discount will include this original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

     A U.S. holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for federal income tax purposes. U.S. holders of original issue discount notes (other than short-term notes, as defined above) will be required to include in income for federal income tax purposes the sum of the daily portions of the original issue discount for each day on which the holder held the note. The U.S. holder will be required to include such original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

     A U.S. holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

     Under the terms of a note, we may have an unconditional option to redeem the note prior to its stated maturity date (i.e., we may exercise, in our sole discretion and without any condition precedent, a right to redeem the note prior to its stated maturity date). Similarly, under the terms of a note, a holder may have an unconditional option to require us to redeem the note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will lower the yield on the note. Conversely, if holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will increase the yield on the note. If an option discussed above is presumed to be exercised under the rules discussed above, but is not in fact exercised, the note will be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or retirement of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the note. Amounts attributable to accrued interest or discount are treated as interest as described under “— Payment of Interest,” “—Interest on Short-Term Notes” and “—Original Issue Discount” above.

     Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. An exception to this general rule applies to the extent of any accrued discount not previously included in the holder’s taxable income. See “—Interest on Short-Term Notes” and “—Original Issue Discount” above. In addition, other exceptions to this general rule apply in the case of contingent payment debt instruments, optionally exchangeable notes and mandatorily exchangeable notes. See “—Contingent Payment Debt Instruments,” “—Optionally Exchangeable Notes” and “—Mandatorily Exchangeable Notes” below.

Contingent Payment Debt Instruments

     We may issue notes or securities that will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.

     If a note or a security is treated as a contingent payment debt instrument, no payment on such instrument qualifies as qualified stated interest. Rather, a U.S. holder must account for interest for U.S. federal income tax purposes based on a comparable yield (as described below) and the differences between actual payments on the contingent payment debt instrument and the instrument’s “projected payment schedule” as described below. The comparable yield is determined by us at the time of issuance of the contingent payment debt instrument and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the contingent payment debt instrument. The comparable yield may be greater than or less than the stated interest, if any, with respect to the instrument.

     Solely for the purpose of determining the amount of interest income that a U.S. holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a “projected payment schedule” that represents a series of payments the amount and timing of which would produce a yield to maturity on the instrument equal to the comparable yield used.

     Neither the comparable yield nor the projected payment schedule constitutes a representation by us, Bank or Holding regarding the actual amount, if any, that the contingent payment debt instrument will pay.

     For U.S. federal income tax purposes, a U.S. holder will be required to use the comparable yield and projected payment schedule established by us in determining interest accruals and adjustments in respect of a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (“IRS”).

     A U.S. holder, regardless of the holder’s method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the instrument (as set forth below).

     A U.S. holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

  will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

  any excess will give rise to an ordinary loss to the extent that the amount of all previous interest inclusions under the contingent payment debt instrument exceeds the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the contingent payment debt instrument in prior taxable years.

     A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the instrument.

     Upon a sale, exchange or retirement of a contingent payment debt instrument (including a delivery of property pursuant to the terms of the instrument), a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted basis in the contingent payment debt instrument. If we deliver property, other than cash, to a U.S. holder in retirement of a contingent payment debt instrument, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

     A U.S. holder will have a tax basis in any property, other than cash, received upon the retirement of a contingent payment debt instrument, including in satisfaction of a conversion right or a call right, equal to the fair market value of the property determined at the time of retirement. The holder’s holding period for the property will commence on the day immediately following its receipt.

     Special rules will apply if one or more contingent payments on a contingent payment debt instrument become fixed. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. If one or more contingent payments on a contingent payment debt instrument become fixed more than six months prior to the date the payment is due, a U.S. holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, using the comparable yield as the discount rate, and the projected amounts of the relevant contingent payments as provided in the projected payment schedule. If all remaining scheduled contingent payments on a contingent payment debt instrument become fixed substantially contemporaneously, a U.S. holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent payment debt instrument. A U.S. holder's tax basis in the contingent payment debt instrument and the character of any gain or loss on the sale of the instrument would also be affected. U.S. holders are urged to consult their tax advisers concerning the application of these special rules.

CPI Floating Notes

     Depending on the terms of each CPI Floating Note, a CPI Floating Note will be treated as either a “variable rate debt instrument,” or a “contingent payment debt instrument.” Unless otherwise provided in the applicable pricing supplement, a CPI Floating Note will be treated as a variable rate debt instrument. For a description of the contingent payment debt instrument rules, see the discussion under “—Contingent Payment Debt Instruments” above. The discussion below assumes that the CPI Floating Notes will qualify as a variable rate debt instruments. If a CPI Floating Note so qualifies, the tax consequences to a U.S. holder will generally be the same as the tax consequences to a U.S. holder holding a fixed rate note and are summarized below.

     Payment of Interest. Each interest payment will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. See “—Payment of Interest.” If the CPI Floating Note qualifies as a short-term note (as defined above), interest payment on the CPI Floating Note will be taxable to a U.S. holder as described in “—Interest on Short-Term Notes” above.

     If a CPI Floating Note is issued with original issue discount (i.e., the issue price of the CPI Floating Note is less than its stated principal amount, and the difference between the issue price and the stated principal amount exceeds the de minimis amount described in “—Original Issue Discount” above), the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such CPI Floating Note would be determined by applying the rules described in “—Original Issue Discount” above, assuming that the stated variable interest rate for which the CPI Floating Note provide is a fixed rate that reflects the yield that is reasonably expected for the CPI Floating Note.

     Sale or Exchange of the Notes. Upon a sale or exchange of CPI Floating Notes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S.

holder’s tax basis in the notes. This gain or loss will generally be long-term capital gain or loss if the U.S. holder held the CPI Floating Note for more than one year at the time of disposition. Amounts attributable to accrued but unpaid interest will be treated as interest as described under “—Payment of Interest,” or under “—Interest on Short-Term Notes” above if the CPI Floating Note is a short-term note (as defined above).

Inflation Protected Notes

     Unless otherwise provided in the applicable pricing supplement, the following U.S. federal income tax consequences would result to a U.S. holder of an Inflation Protected Note, assuming that the Inflation Protected Notes are issued at par, are not short-term notes (as defined above) and all payments on the notes are denominated in U.S. dollars.

     Payment of Interest and Inflation Adjustments. Stated interest payable on Inflation Protected Notes will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. For accrual method taxpayers, the stated interest for any period accrues in equal daily amounts. If an interest accrual period begins in one taxable year but the amount of stated interest is determined only in the subsequent taxable year, the accrued amount of stated interest for the first year will generally be determined based on the value of the CPI at the end of that year. Any difference between the amount that was actually paid in a subsequent taxable year and the income recognized in the preceding taxable year based on the value of the CPI at the end of that year, as described above, will be taken into account as an adjustment to income for that subsequent taxable year.

     In addition, a U.S. holder will be required to include in taxable income for each relevant period (i.e., the holder’s taxable year, or the portion of the taxable year during which the holder held the Inflation Protected Note) any “positive inflation adjustment” for that period. A positive inflation adjustment for the relevant period is the excess of the inflation adjusted base of the note at the end of the period over the inflation adjusted base of the note at the beginning of the period. If the inflation adjusted base of the note at the beginning of the relevant period exceeds the inflation adjusted base of the note at the end of the relevant period, a U.S. holder will have a “deflation adjustment” in respect of the note. Such deflation adjustment will first reduce the amount of stated interest that the holder would otherwise be required to include in income for the taxable year with respect to the note, as described above. The excess deflation adjustment will be treated as an ordinary loss, but only to the extent the holder’s total interest inclusions on the note in prior taxable years exceeds the total amount treated by the holder as an ordinary loss on the note in prior taxable years. It is possible that an ordinary loss recognized with respect to Inflation Protected Notes will be subject to the two percent floor limitation imposed on miscellaneous deductions for U.S. holders who are individuals. Any remaining excess deflation adjustment will be carried forward and will offset amounts that the U.S. holder would otherwise be required to include in income in subsequent taxable years.

     Sale, Exchange or Retirement of the Notes. Upon the sale, exchange or retirement of an Inflation Protected Note, a U.S. holder will be subject to the rules described above in respect of any positive inflation adjustment or deflation adjustment attributable to the period ending on the disposition date. In addition, the U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on the disposition and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in the note is the amount paid for such note, increased by any positive inflation adjustments and reduced by any deflation adjustments that the holder has previously taken into account, as described above. The gain or loss will generally be long-term capital gain or loss if the U.S. holder held the note for more than one year at the time of disposition. The deductibility of capital losses is subject to certain limitations. Amounts attributable to accrued but unpaid interest will be treated as interest income and will not be taken into account for the purpose of determining the amount realized upon the sale, exchange or retirement of the note.

     If there has been a deflation adjustment in respect of a note, and at maturity the stated principal amount of the note exceeds its inflation adjusted base, any amount we may pay to a U.S. holder at maturity to make up for such excess will be treated as ordinary interest income.

Optionally Exchangeable Notes

     Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. See “—Contingent Payment Debt Instruments” above.

Mandatorily Exchangeable Notes

     The U.S. federal income tax treatment of mandatorily exchangeable notes is unclear and depends on the specific terms of the notes. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their tax advisers.

Backup Withholding and Information Reporting

     Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences for Non-U.S. Holders

     In General. Except as otherwise noted in the applicable pricing supplement and subject to the discussions below, a holder that is not a U.S. holder (“non-U.S. holder”) will not be subject to U.S. federal income tax, including withholding tax, on payments of principal or premium, if any, or interest (including original issue discount, if any) on a note, or proceeds from or gain on the sale or disposition of a note, provided that:

     • the non-U.S. holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of stock of ABN AMRO Holding N.V. entitled to vote;

     • the non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

     • the non-U.S. holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and • the certification requirement described below has been fulfilled with respect to the beneficial owner (as described below).

     Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note or security (or a financial institution holding a note on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

     Optionally Exchangeable Notes. A non-U.S. holder will generally not be subject to U.S. federal income tax, including withholding tax, with regard to an optionally exchangeable note if:

     • the optionally exchangeable note is treated as our indebtedness for U.S. federal income tax purposes;

     • the optionally exchangeable note is exchangeable only into securities that are actively traded, into a basket of securities that are actively traded or an index or indices of securities that are actively traded; and

     • the requirements for exemption from tax listed above under “—Tax Consequences for Non-U.S. Holders—In General” are met.

     Except as otherwise provided in the applicable pricing supplement, with regard to the above requirements, optionally exchangeable notes for which the principal amount payable in cash equals or exceeds the issue price will be treated as our indebtedness for U.S. federal income tax purposes. Except as otherwise provided in the applicable pricing supplement, no opinion is expressed in this prospectus supplement as to the impact of the “United States real property holding corporation” rules, which could affect the taxation of non-U.S. holders. Persons considering the purchase of optionally exchangeable notes should refer to the discussion relating to U.S. federal taxation in the applicable pricing supplement for disclosure, if any is deemed necessary, concerning the applicability of these rules.

     Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in connection with payments on a note. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the non-U.S. holder may be subject to U.S. backup withholding on payments on notes or on the proceeds from a sale or other disposition of notes. The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

     The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisers with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

PLAN OF DISTRIBUTION

     We, Bank and Holding are offering the LaSalleNotes® and related guarantees on a continuing basis through LaSalle Financial Services, Inc., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Charles Schwab & Co. Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Northern Trust Securities, Inc.,  Raymond James & Associates, Inc., RBC Capital Markets, UBS Securities LLC and Wachovia Securities LLC. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 0.25% to 6.00% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

     We, Bank and Holding may also sell these securities through the purchasing agent to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. The purchasing agent and, with our consent, an agent may offer the securities it has purchased as principal to other dealers at a discount. The purchasing agent may sell notes to other dealers at a discount not in excess of the discount it receives when purchasing such notes from us. Unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not, during the distribution of the notes, exceed the discount received by such agent from the purchasing agent. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. LaSalle Funding, Bank and Holding have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

     We estimate that we will spend approximately $350,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

     Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

     LaSalle Financial Services, Inc., the purchasing agent, is a wholly owed subsidiary of Bank. The purchasing agent will conduct each offering of notes in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm’s distributing the securities of an affiliate. Following the initial distribution of these securities, the purchasing agent may offer and sell notes in the course of its business as a broker-dealer and may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The purchasing agent may use this prospectus supplement in connection with any of those transactions. The purchasing agent is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     The agents and their affiliates may engage in various general financing and banking transactions with us and our affiliates in the ordinary course of business.

     Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     In order to facilitate the offering of these securities, the purchasing agent may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the purchasing agent may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own account. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The purchasing agent can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the purchasing agent will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The purchasing agent may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The purchasing agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the purchasing agent is concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the purchasing agent may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The purchasing agent is not required to engage in these activities, and may end any of these activities at any time.

     Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations.

LEGAL MATTERS

     The validity of the notes and the guarantees will be passed upon for us, ABN AMRO Holding N.V. and ABN AMRO Bank N.V. by Davis Polk & Wardwell, New York, New York. Certain matters of Dutch law will be passed upon for ABN AMRO Holding N.V. and ABN AMRO Bank N.V. by Clifford Chance Limited Liability Partnership. Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass upon certain legal matters relating to the notes for the agents. Mayer, Brown, Rowe & Maw LLP, has in the past represented us and our affiliates and continues to represent us and our affiliates on a regular basis and in a variety of matters.

ANNEX A

REPAYMENT ELECTION FORM

LaSalleNotes®

LaSalle Funding LLC

Fully and unconditionally guaranteed by

ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

CUSIP NUMBER

To: LaSalle Funding LLC:

     The undersigned financial institution (the “Financial Institution”) represents the following:

  The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of LaSalleNotes® (CUSIP No.) (the “Notes”).
  At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

     The Financial Institution agrees to the following terms:

  The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).
  The Financial Institution shall make all records specified in the Instructions supporting the above representations available to LaSalle Funding LLC (“LaSalle Funding”) for inspection and review within five Business Days of LaSalle Funding’s request.
  If the Financial Institution or LaSalle Funding, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and LaSalle Funding may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify LaSalle Funding immediately.
  Other than as described in the prospectus supplement in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the “annual put limitation” or the “individual put limitation,” repayment elections may not be withdrawn.
  The Financial Institution agrees to indemnify and hold harmless LaSalle Funding against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

      ----------------------------------------------------------------------------------------------------------------------------
REPAYMENT ELECTION FORM

(1)  ----------------------------------------------------------------------------------------------------------------------------
Name of Deceased Beneficial Owner
(2)  ----------------------------------------------------------------------------------------------------------------------------
Date of Death
(3)  ----------------------------------------------------------------------------------------------------------------------------
Name of Authorized Representative Requesting Repayment
(4)  ----------------------------------------------------------------------------------------------------------------------------
Name of Financial Institution Requesting Repayment
(5)  ----------------------------------------------------------------------------------------------------------------------------

Signature of Representative of Financial Institution Requesting Repayment
(6)  ----------------------------------------------------------------------------------------------------------------------------
Principal Amount of Requested Repayment
(7)  ----------------------------------------------------------------------------------------------------------------------------
Date of Election
(8)  ----------------------------------------------------------------------------------------------------------------------------
Date Requested for Repayment

(9)	Financial Institution Representative:	(10)	Wire instructions for payment:
	Name:		Bank Name:
	Phone Number:		ABA Number:
	Fax Number:		Account Name:
	Mailing Address (no P.O. Boxes):		Account Number:
Reference (optional):

TO BE COMPLETED BY LASALLE FUNDING:

(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by LaSalle Funding:

(F)	Date of Acknowledgment by LaSalle Funding:

*To be assigned by LaSalle Funding upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

     1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and (4) any necessary tax waivers. For purposes of determining whether LaSalle Funding will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

  Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.
  Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.
  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

     2. Indicate the name of the Deceased Beneficial Owner on line (1).

     3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

      6. Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

      7. Indicate the principal amount of Notes to be repaid on line (6).

     8. Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first June 15 or December 15 to occur at least 20 calendar days after the date of LaSalle Funding’s acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were May 1, 2002, the earliest repayment date you could elect would be June 15, 2002.

     10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

The Bank of New York Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attn: Mary Callahan

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

     14. If the acknowledgement of LaSalle Funding’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact LaSalle Funding at (312) 992-5985.

     For assistance with the Form or any questions relating thereto, please contact LaSalle Funding at (312) 992-5985.